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                                  UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 12, 2001.



                                 SCANSOFT, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                     000-27038                94-3156479
(State or other jurisdiction of        (Commission              (IRS Employer
        incorporation)                 File Number)          Identification No.)



                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
               --------------------------------------------------
                     Address of principal executive offices



                                 (978) 977-2000
               --------------------------------------------------
               Registrant's telephone number, including area code




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PRELIMINARY NOTE

On December 27, 2001, we filed a Current Report on Form 8-K to report our acquisition of certain assets of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V. ("L&H"). We reported the transaction under Item 2 as an acquisition of assets and, accordingly, provided no financial statements in the Form 8-K in accordance with Regulation S-X.

As previously disclosed in our Form 10-K, for the year ended December 31, 2001 we had ongoing discussions with the Staff regarding historical financial statement requirements related to the acquisition. Following these discussions, we have concluded that, for purposes of Rule 3-05 of Regulation S-X, the L&H transaction was an acquisition of a business and not an acquisition of assets. Accordingly, we are amending the information in Item 2 of the Form 8-K filed on December 27, 2001 to report the transaction as an acquisition of a business and are further amending the Form 8-K to include in Item 7 the audited financial information with respect to the business that we acquired, as required by Rule 3-05 of Regulation S-X.

     The Form 8-K is amended and restated to read as follows:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         This Current Report on Form 8-K is filed by ScanSoft, Inc, a Delaware corporation.

     On December 12, 2001, we completed the acquisition of substantially all the operating and technology assets of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V. The U.S. Bankruptcy Court for the District of Delaware approved the transaction on December 11, 2001.

     Consideration for the transaction comprised $10 million in cash, a $3.5 million note and 7.4 million shares of our common stock having a value of $27.8 million. Funds used in the transaction were available from our general working capital. The transaction will be accounted for as an acquisition of a business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          The following financial statements of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V. are filed with this report:

                                                                            Page
                                                                            ----

     Report of Independent Accountants                                        4

     Statement of Assets and Liabilities as
     of September 30, 2001                                                    5

     Statement of Revenue and Direct Operating Expenses
     for the Nine Months Ended September 30, 2001                             6

     Notes to Financial Statements                                            7

     (b)  PRO FORMA FINANCIAL INFORMATION.

          The following unaudited pro forma combined financial statements are filed with this report:


                                                                            Page
                                                                            ----

     Introduction to Unaudited Pro Forma Combined
     Financial Statements                                                    15

     Unaudited Pro Forma Combined Balance Sheet
     as of September 30, 2001                                                17

     Unaudited Pro Forma Combined Statement of Operations
     for the Nine Months Ended September 30, 2001                            18

     Notes to Unaudited Pro Forma Combined Financial Statements              19

     (c)  EXHIBITS.

          2.1* Asset Purchase Agreement (Lots 1-3), By and Among ScanSoft, Inc. and Lernout & Hauspie Speech Products N.V., L&H Holdings USA, Inc. and the other Sellers Named on Annex A Attached Hereto Dated as of December 7, 2001.

          23.1   Consent of PricewaterhouseCoopers LLP

                 *  Previously filed

ITEM 7(a).  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of ScanSoft, Inc.:

     We have audited the accompanying statement of assets and liabilities of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V. (the "Business" as defined in Note 1) as of September 30, 2001 and the related statement of revenue and direct operating expenses for the nine months ended September 30, 2001 (herein referred to as the "financial statements"). These financial statements are the responsibility of the management of ScanSoft, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of ScanSoft, Inc.) as described in
Note 1 and are not intended to be a complete presentation of the Business' results of operations and financial position.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities as of September 30, 2001 and the revenue and direct operating expenses (as described in Note 1 to the financial statements) for the nine months ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.




/s/ PricewaterhouseCoopers LLP



September 6, 2002
Boston, Massachusetts

                   SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
                       STATEMENT OF ASSETS AND LIABILITIES
                               SEPTEMBER 30, 2001
                             (DOLLARS IN THOUSANDS)


ASSETS:
 Accounts receivable, net of allowance for
    doubtful accounts of $767                                            $ 7,703

 Inventory                                                                   138
 Prepaid expenses and other current assets                                   126
 Property and equipment, net                                               4,160
 Intangible assets, net of accumulated amortization of $1,734              8,448
                                                                         -------
       Total assets                                                      $20,575
                                                                         =======

LIABILITIES AND PARENT COMPANY INVESTMENT:
 Accounts payable                                                          4,694
 Accrued liabilities                                                       4,383
                                                                         -------
       Total liabilities                                                   9,077

Commitments and contingencies (Note 7)

Parent company investment                                                 11,498
                                                                         -------
       Total liabilities and parent company investment                   $20,575
                                                                         =======



   The accompanying notes are an integral part of these financial statements.

                   SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
               STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                             (DOLLARS IN THOUSANDS)


Revenue                                                                $ 34,173

Direct operating expenses:
  Cost of revenue                                                         4,439
  Research and development                                               28,440
  Selling, general and administrative                                    32,742
  Amortization of intangible assets                                       1,734
                                                                       --------
     Total direct operating expenses                                     67,355
                                                                       --------
Excess of direct operating expenses over revenue                       $(33,182)
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

                 Speech and Language Technologies Operations of
                    Lernout & Hauspie Speech Products N.V.
                         Notes to Financial Statements



1.   BASIS OF PRESENTATION

     GENERAL. The accompanying financial statements have been prepared pursuant to the transaction described below and present the assets and liabilities and the revenue and direct operating expenses of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V. ("L&H"), hereinafter defined as the "Business" or "SLT." SLT was a provider of speech and language software, which included the RealSpeak text-to-speech technology, Dragon speech recognition software and other speech and voice-related technologies aimed at the telecommunications, automotive and mobile device markets. L&H did not maintain SLT as a separate business unit, but rather operated the Business within Lernout & Hauspie Speech Products N.V. and several of its subsidiaries, the most significant of which was L&H Holdings USA. In November 2000, Lernout & Hauspie Speech Products N.V. and L&H Holdings USA, Inc. filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware. In order to facilitate the sale of its assets in connection with the bankruptcy proceedings, L&H segregated the SLT operations into eight speech and language technology asset groups.

     On December 7, 2001, ScanSoft, Inc. ("ScanSoft") entered into an Asset Purchase Agreement (the "Purchase Agreement") to acquire certain assets and intellectual property and assume certain liabilities of the Speech and Language Technologies operations of L&H. The acquisition was conducted in a closed auction proceeding administered by the creditors' committee of the L&H entities described above and approved by the United States bankruptcy court on December 11, 2001. The acquisition was completed on December 12, 2001.

     Pursuant to the Purchase Agreement, ScanSoft acquired three of the eight asset groups of SLT: Dragon Naturally Speaking ("DNS"), Text to Speech ("TTS") and Automated Speech Recognition ("ASR"), which represented the majority of the revenue-generating assets of SLT. The net assets acquired by ScanSoft consisted of (1) patents, trademarks, trade names and products associated with the acquired speech and language technology assets of L&H; (2) customer contracts and relationships and certain obligations associated with such contracts; (3) rights to accounts receivable related to the customer contracts acquired; and
(4) certain inventory, fixed assets and other liabilities. ScanSoft also hired 223 employees of the research and development, sales and marketing and general and administrative organizations of SLT. ScanSoft paid total consideration of $41.3 million as follows: $10.0 million in cash, 7.4 million shares of ScanSoft common stock valued at $27.8 million (based on the average of the closing share price of the common stock 3 days before and after the proposed acquisition was announced) and a 9% promissory note in the principal amount of $3.5 million to be repaid in installments of $0.1 million of principal and interest quarterly commencing on March 15, 2002. All remaining principal and interest on the note is due and payable on December 15, 2004.

     On August 13, 2002, the U.S. Bankruptcy Court for the District of Delaware approved, without objection, ScanSoft's agreement with representatives of L&H Holdings USA and Lernout & Hauspie Speech Products N.V. to repurchase shares of ScanSoft common stock worth $7.0 million at a share price equal to the average of the closing price for the 20 trading days beginning August 14, 2002, but no less than $4.79 per share. In addition, ScanSoft agreed to issue up to 300,000 shares of common stock to the holders of approximately six million shares remaining in the event that Scansoft does not offer the remaining shares in a public offering by February 15, 2003, and 100,000 shares of common stock if ScanSoft has not registered the remaining shares by February 15, 2003.

     BASIS OF PRESENTATION. As described above, L&H did not operate SLT as a separate business unit, therefore, complete financial statements historically were not prepared for SLT. The accompanying financial statements were derived from the historical accounting records of L&H in order to present the statement of assets and liabilities as of September 30, 2001, and the statement of revenue and direct operating expenses for the nine months ended September 30, 2001, in accordance with accounting

                 Speech and Language Technologies Operations of
                     Lernout & Hauspie Speech Products N.V.
                    Notes to Financial Statements, Continued



principles generally accepted in the United States of America. As noted above, the three asset groups acquired by ScanSoft represented the majority of the revenue-generating assets of SLT. Accordingly, the statement of assets and liabilities and the statement of revenue and direct operating expenses reflect all of the eight technology asset groups. All other assets, liabilities, revenues, and operating expenses of L&H were excluded from the financial statements, as they were not directly attributable to SLT.

         Direct operating expenses are comprised primarily of employee-related expenses, including employee salaries and benefits, and other direct costs related to the operations of the Business such as cost of revenue, advertising, depreciation and amortization. Direct operating expenses also include other operating expenses, including facilities and related costs, which were allocated to the Business based on the number of employees dedicated to the Business. Additionally, the Business relied on L&H for certain administrative, management and other support services, and the related expenses were also allocated to the Business based on the number of employees dedicated to the Business. Management believes the method used to allocate the direct operating expenses and other infrastructure and support costs is reasonable. L&H did not segregate indirect corporate expenses and interest income (expense); accordingly these items are not included in the financial statements of the Business. The statement of assets and liabilities includes liabilities which existed at the time of bankruptcy filing. No adjustment to reflect the ultimate settlement of these liabilities subsequent to September 30, 2001 has been reflected in these financial statements. The financial statements are therefore stated at historical cost.

         The financial statements were prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for business combinations and are not intended to be a complete presentation of the Business' financial position, results of operations and cash flows. The historical net assets and historical revenue and direct operating expenses of the Business could differ from those that would have resulted had the Business operated autonomously or as an entity independent of L&H. Furthermore, the financial statements reflect all of the operations of the Business; however, as described above, ScanSoft did not acquire all of the net assets of SLT, did not retain a significant number of personnel directly related to historical operations of the Business, and did not continue to operate the facilities previously used by the Business. Consequently, the historical operating results may not be indicative of the results of operations of the Business in the future.

         As described above, L&H did not maintain SLT as a separate business unit. More specifically, SLT was defined by L&H during 2001 in connection with bankruptcy proceedings. Since L&H did not have a policy of allocating certain assets and liabilities and income and expense balances to the Business, such amounts, as described above, have not been included in the financial statements. Consequently, a full balance sheet, statement of operations and stockholders' equity are impractical to prepare. Furthermore, a statement of cash flows is not presented because the Business did not maintain a cash balance and was dependent upon L&H for financing the cash flows of the operations.

          In accordance with Rule 3-06 of Regulation S-X, the statement of revenue and direct operating expenses is presented for the nine months ended September 30, 2001 in satisfaction of the requirement for one year of audited financial statements.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition

         Revenue was derived primarily from the sale of software products to end-users through distribution partners and value added resellers (VARs), royalty revenues from OEM partners, and license fees from direct sales of products to end-users.

                 Speech and Language Technologies Operations of
                     Lernout & Hauspie Speech Products N.V.
                    Notes to Financial Statements, Continued


         SLT applied the provisions of Statement of Position 97-2 "Software Revenue Recognition," as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to all transactions involving the sale of software products. In addition, SLT applied the provisions of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements."

         SLT sold software products to distributors and resellers who in turn sold the products to retailers and VARs. Title and risk-of-loss passed to the distributor upon shipment, at which time payment was generally due. Revenue from sales of products to distributors and resellers was recognized (i) upon shipment by the distributor or reseller to the VAR or (ii) upon shipment by the retailer to end-users of the products. Agreements with distributors and resellers provided for rights of return which, in the case of VARs, generally lapsed upon shipment to the VARs, and, in the case of sales to retailers, upon shipment to end-users. Provisions for product returns were recorded as a reduction of revenue.

         From late 2000 to mid-2001, SLT changed the distribution channel of its retail products from traditional distributors and resellers to republishers. Republishers had sole responsibility for the marketing, manufacturing and distribution of SLT's products to retailers. Under the republishing arrangements, SLT earned a royalty based on the sale price of its products by republishers to retailers, as reported by republishers. Republishing arrangements generated proportionately lower revenue than did traditional distribution channels since the seller received a royalty in lieu of the full sales price. Similarly, the direct costs, primarily manufacturing and marketing, were proportionately lower under republisher agreements than under agreements with traditional distributors and resellers.

         SLT entered into royalty-bearing agreements with original equipment manufacturers (OEMs) and recognized revenue for royalty fees based on actual royalties earned and reported or, where past history was indicative of future royalties, based on estimated royalties earned for the period.

         Revenue from the direct sales of licenses of SLT's software products to end-users was recognized upon delivery, provided that no significant obligations remained, evidence of the arrangement existed, the fees were fixed or determinable, and collectibility was reasonably assured.

         For arrangements with multiple elements (e.g., undelivered maintenance and support bundled with perpetual licenses), SLT allocated revenue to the delivered elements of the arrangement using the residual value method, deferring revenue for undelivered elements based on evidence of the fair value of those undelivered elements, which was specific to SLT. The vendor specific objective evidence of fair values for the ongoing maintenance and support obligations was based upon substantive renewal rates stated in the contractual arrangements. Maintenance and support revenue, which was not significant to the results of operations, was recognized ratably over the service period.

         SLT also entered into fixed-fee contracts for software and related services, which included significant customization or modification of the software. As a result, SLT recognized revenue on the percentage-of-completion basis of accounting. Under the percentage-of-completion basis of accounting, revenue was recognized as the work progressed in amounts estimated to equal the actual progress on the contract. In applying this method, SLT measured each project's percentage-of-completion by the ratio of labor hours incurred to date to the estimated total labor hours for the project. Losses on contracts were recorded in the period they are determined, and the related obligations to perform the remaining services were included in accrued liabilities. For contracts in which SLT was unable to reasonably estimate the cost to complete the contract, SLT recognized revenue upon completion of the contract.

                 Speech and Language Technologies Operations of
                     Lernout & Hauspie Speech Products N.V.
                    Notes to Financial Statements, Continued


     Inventory

         Inventory is stated at the lower of cost (determined on a first-in, first-out basis) or market value. At September 30, 2001, inventory consisted primarily of finished goods.

     Property and Equipment

         Property and equipment are stated at cost. Major improvements are capitalized, while expenditures for maintenance, repairs, and minor improvements are charged to expense. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in results of operations. Depreciation was computed using the straight-line method over the estimated useful lives of the assets for computer equipment, software, furniture, fixtures and office equipment. Leasehold improvements are depreciated over the term of the lease.

     Intangible Assets

         Intangible assets represent the original fair value of intangible assets resulting from prior business or asset acquisitions, adjusted for impairment charges to reduce the carrying value to its fair value at the time of the impairment charge. Intangible assets were amortized using the straight-line method over their estimated useful lives of 5 years. Amortization expense amounted to $1.7 million for the nine months ended September 30, 2001.

     Impairment of Long-Lived Assets

         The recoverability of long-lived assets is evaluated upon indication of possible impairment by measuring the carrying value of the assets against the related undiscounted future cash flows. When an evaluation indicates that the future undiscounted cash flows are not sufficient to recover the carrying value of the asset, the asset is adjusted to its estimated fair value by recording an impairment charge based on the excess of the carrying value of the assets over the discounted estimated cash flows.

     Research and Development

         Research and development costs were expensed as incurred.

     Foreign Currency Translation

         The functional currencies for the Business were the U.S. Dollar and the Euro as determined by the location of the operation. The financial information recorded in the Euro was translated to U.S. dollars using the average exchange rate for the nine months ended September 30, 2001. Translation gains and losses were recorded as non-operating expense and therefore are not included in the statement of revenues and direct operating expenses.

     Income Taxes

         No provision for income taxes was provided in the accompanying statement of revenue and direct operating expenses because, on a separate return basis, the business would have generated a taxable loss. No tax benefit resulting from such taxable loss was recorded due to the uncertainty of realizing such tax benefit.

                 Speech and Language Technologies Operations of
                     Lernout & Hauspie Speech Products N.V.
                    Notes to Financial Statements, Continued


         There are no net deferred tax assets reflected in the accompanying statement of assets and liabilities because, on a separate return basis, a full valuation allowance would have been recorded due to the uncertainty of realization of the net assets.

     Concentration of Credit Risk

         SLT sold its software products and services to channel partners or customers located mainly in North America, Europe, and Asia-Pacific. SLT did not require collateral from its customers. For the nine months ended September 30, 2001, no customer accounted for more than 10% of revenue. At September 30, 2001, two customers accounted for 21% and 17% of net accounts receivable, respectively.

     Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.


3.   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at September 30, 2001 (in thousands):

                                                         USEFUL LIVES
                                                           IN YEARS
                                                         ------------

         Computer equipment and software                       3       $ 19,108
         Furniture, fixtures and office equipment            5-7          5,633
         Leasehold improvements                                6          2,724
                                                                       --------
                                                                         27,465
         Accumulated depreciation                                       (23,305)
                                                                       --------
                                                                       $  4,160
                                                                       ========

         Depreciation expense associated with property and equipment was $5.1 million for the nine months ended September 30, 2001.

4.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

         Accounts payable at September 30, 2001 include $3.7 million of liabilities that existed prior to the bankruptcy filings during 2000.

         Accrued liabilities were comprised of the following at September 30, 2001 (in thousands):

                 Speech and Language Technologies Operations of
                     Lernout & Hauspie Speech Products N.V.
                    Notes to Financial Statements, Continued


         Accrued employee compensation and benefits                     $2,546
         Obligations to perform services under
            customer development contracts                               1,283
         Accrued expenses                                                  554
                                                                        ------
           Total accrued liabilities                                    $4,383
                                                                        ======

5.    INTERCOMPANY COST ALLOCATIONS AND PARENT COMPANY INVESTMENT

         Certain costs are allocated to the Business by the Parent, primarily related to certain facilities, infrastructure and support services. The estimated costs of such services have been allocated to the financial statements of the Business based on employee headcount of the Business proportionate to the headcount of the Parent. Management believes these allocations are reasonable. See Note 1.

         The Business obtained financing for its day-to-day operations from L&H (the "Parent"). Parent company investment represents these investments made by the Parent. Interest expense associated with the Parent's general corporate debt has not been included in the financial statements because amounts were neither charged nor allocated to the Business.

6.   EMPLOYEE BENEFIT PLANS

         Employee benefit costs included in direct operating expenses comprise the cost of medical, dental, life insurance and other benefit costs. For U.S. employees, employee benefit costs included employer contributions to a retirement savings plan under Section 401(k) of the Internal Revenue Service, which covered substantially all U.S. employees who met minimum age and service requirements. Employer contributions represented a match of 50% of contributions made by employees through payroll deductions in amounts allowed up to 3% of an employee's salary. The employer contribution was capped at 50% of the statutory maximums. The 401(k) employer contribution associated with the SLT employees for the nine months ended September 30, 2001 was approximately $150,000.

7.   COMMITMENTS AND CONTINGENCIES

     Operating Leases

         Operating leases for facilities were entered into by L&H. The Business' operations were conducted from several of these facilities which also supported other operations of L&H. Rent expense allocated to the Business was approximately $3.0 million for the nine months ended September 30, 2001.

     Commitments and Contingencies

         L&H entered into arrangements with third-parties under which L&H granted rights to the manufacturing, marketing and distribution of certain products of the Business. Under certain of these agreements, L&H granted rights to future products. As a result of the bankruptcy proceedings, and more specifically the transfer to ScanSoft of the rights to the same products and technologies, certain of these third parties claimed that L&H breached their respective contracts. Subsequent to the acquisition of the Business by ScanSoft, L&H, ScanSoft and certain of these third parties entered into settlement agreements which required payments by each of the parties. The total amount due to the third parties amounted to approximately $2.2 million, of which L&H was obligated for approximately $0.7 million. No amounts have been recorded in the historical financial statements of the Business at September 30,

                 Speech and Language Technologies Operations of
                     Lernout & Hauspie Speech Products N.V.
                    Notes to Financial Statements, Continued


2001 because the financial obligation arose in connection with the acquisition by ScanSoft on December 12, 2001.

         L&H established a Key Employee Retention Plan ("KERP") in order to retain certain employees during 2001. Under the KERP, L&H was obligated to make payments to employees, including SLT employees, only upon termination of employment due to the acquisition by a third party of the assets of L&H. The maximum KERP obligation related to SLT employees totaled $3.0 million at September 30, 2001.

8.   SEGMENT INFORMATION

         SLT operated in one segment. The revenue and related cost of revenue SLT attributed to geographic areas (based on the location in which the sale was invoiced) was as follows for the nine months ended September 30, 2001 (in thousands):

                                             NORTH
                                            AMERICA        EUROPE        TOTAL
                                            -------        ------       -------

         Revenue                            $25,105        $9,068       $34,173
         Cost of revenue                    $ 3,315         1,124         4,439

         Property and equipment, net        $ 3,135        $1,025         4,160
                                            =======        ======       =======

9.   RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 ("SFAS 141"), Business Combinations and No. 142 ("SFAS 142"), Goodwill and Other Intangible Assets. SFAS 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets, including how goodwill and other intangible assets should be accounted for after they have been initially recognized. In addition, SFAS 142 includes provisions for the reclassification of certain existing recognized intangible assets, such as acquired workforce, into goodwill. SFAS 142 provides that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment; intangible assets with finite useful lives will continue to be amortized over their useful lives. SFAS 142 also provides specific guidance for testing goodwill for impairment. The statement is effective for acquisitions that are completed after June 30, 2002 and for existing acquisitions on January 1, 2002. The statement would not have had a significant impact on the Business' financial position or results of operations.

         In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS 144 superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and provides a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The statement would not have had a significant impact on the Business' financial position or results of operations.

                 Speech and Language Technologies Operations of
                     Lernout & Hauspie Speech Products N.V.
                    Notes to Financial Statements, Continued


         In November 2001, the Emerging Issues Task Force ("EITF"), a committee of the FASB, reached a consensus on EITF Issue 01-9, Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products ("EITF 01-9"). EITF 01-9 presumes that consideration from a vendor to a customer or reseller of the vendor's products is a reduction of the selling prices of the vendor's products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement and could lead to negative revenue under certain circumstances. Revenue reduction is required unless consideration relates to a separate identifiable benefit and the benefit's fair value can be established, in which case such amounts may be recorded as operating expenses. EITF 01-9 would not have had a significant impact on the Business' results of operations.

         In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"). This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) ("EITF 94-3"). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 allowed for an exit cost liability to be recognized at the date of an entity's commitment to an exit plan. SFAS 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The statement would not have had a significant impact on the Business' financial position or results of operations.

ITEM 7(b). PRO FORMA FINANCIAL INFORMATION

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following tables set forth certain unaudited pro forma combined financial information giving effect to the acquisition by ScanSoft, Inc. (ScanSoft) of certain speech and language technology assets of the Speech and Language Technologies operations (SLT) of Lernout & Hauspie Speech Products N.V. (L&H), hereinafter referred to as the "Business."

         The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had occurred on September 30, 2001, combining the balance sheet of ScanSoft with the statement of assets and liabilities of the Business as of that date, and eliminating the specified assets and liabilities not acquired or assumed by ScanSoft.

         The unaudited pro forma combined statement of operations for the nine months ended September 30, 2001 gives effect to the acquisition as if it had occurred on January 1, 2001, combining the results of operations of ScanSoft for the nine months ended September 30, 2001 and the revenues and direct operating expenses of the Business for the nine months ended September 30, 2001.

         As described in Note 1 to the historical audited financial statements of the Business included elsewhere herein, ScanSoft acquired substantially all of the revenue-generating assets of the Business. However, ScanSoft retained only 223 of the approximately 500 remaining employees of the Business and did not acquire significant property and equipment or assume any leases for property and equipment or facilities. The pro forma adjustments include only those adjustments that are factually supportable. The pro forma adjustment to reflect the allocation of the purchase price to the assets acquired and liabilities assumed as of September 30, 2001 assumes that the assets and liabilities are carried at historical amounts which approximate fair market value. The actual allocation of the consideration paid may differ from that reflected in the unaudited pro forma combined financial statements based upon the difference between the fair market value of the assets acquired and liabilities assumed at September 30, 2001 as compared to their respective values at December 12, 2001, the date of completion of the transaction.

         The pro forma adjustments to the unaudited pro forma combined balance sheet include adjustments to exclude the assets and liabilities which were not acquired or assumed by ScanSoft in the acquisition. The pro forma adjustments to the unaudited pro forma combined statement of operations do not include similar adjustments because the direct operating expenses were incurred by the Business as a whole and cannot be attributed to the individual asset groups of SLT.

         The pro forma combined statement of operations is unaudited and does not purport to represent the consolidated results that would have been obtained had the transaction occurred at the date indicated or the results which may be obtained in the future. The unaudited pro forma combined statement of operations does not represent the results which may be obtained in the future because, as noted above, ScanSoft did not retain all of the remaining employees of the Business and did not acquire significant property and equipment or assume any leases for property and equipment or facilities. Additionally, ScanSoft believes that overhead and other operating costs will not continue at the same level as a result of integration efforts and synergies related to the infrastructure and distribution channels, among other factors. Therefore, the results of operations reflected in the unaudited pro forma combined statement of operations for the period presented are not necessarily indicative of the results of operations which may be obtained in the future.

         The unaudited pro forma combined financial information should be read in conjunction with: (i) ScanSoft's historical quarterly financial statements and notes thereto as of and for the nine months ended September 30, 2001 included in its Form 10-Q for the nine months ended September 30, 2001, (ii) the audited consolidated financial statements of ScanSoft included in its Annual Report on Form 10-K for the year ended December 31, 2001, and (iii) the audited financial statements of the Speech and Language operations of L&H as of and for the nine months ended September 30, 2001 included elsewhere in this report on Form 8-K/A.

                                 SCANSOFT, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                                                                 PRO FORMA        PRO FORMA
                                                      SCANSOFT         SLT      ADJUSTMENTS        COMBINED
                                                     ---------      ---------   -----------       ----------
ASSETS
Current assets:
  Cash and cash equivalents                          $   9,269      $      --     $ (10,000)a,b    $    (731)
  Accounts receivable, net                               9,921          7,703        (2,895)c         14,729
  Inventory                                                471            138            --              609
  Prepaid expenses and other current assets              1,175            126          (104)c          1,197
                                                     ---------      ---------     ---------        ---------
    Total current assets                                20,836          7,967       (12,999)          15,804
                                                     ---------      ---------     ---------        ---------
  Goodwill and other intangible assets, net             71,551          8,448        33,462 a,d      113,461
  Property and equipment, net                            1,868          4,160        (3,885)c          2,143
  Other assets                                             934             --            --              934
                                                     ---------      ---------     ---------        ---------
    Total assets                                     $  95,189      $  20,575     $  16,578        $ 132,342
                                                     =========      =========     =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $   7,146      $   4,694     $  (4,694)c      $   7,146
  Accrued sales and marketing expenses                   1,326             72            --            1,398
  Other accrued expenses                                 4,975          4,311         1,470 a,c,d     10,756
  Deferred revenue                                       1,692             --            --            1,692
  Note payable                                              --             --           227 a            227
                                                     ---------      ---------     ---------        ---------
    Total current liabilities                           15,139          9,077        (2,997)          21,219
                                                     ---------      ---------     ---------        ---------
  Deferred revenue                                       2,935             --            --            2,935
  Long-term note payable, net of current portion            --             --         3,273 a          3,273
                                                     ---------      ---------     ---------        ---------
    Total liabilities                                   18,074          9,077           276           27,427
                                                     ---------      ---------     ---------        ---------
Stockholders' equity:
  Preferred stock                                        4,631             --            --            4,631
  Common stock                                              51             --             7 a             58
  Additional paid-in capital                           224,342             --        27,793 a        252,135
  Common stock held in treasury at cost                   (521)            --            --             (521)
  Accumulated other comprehensive loss                    (405)            --            --             (405)
  Deferred compensation                                    (91)            --            --              (91)
  Accumulated deficit/parent company investment       (150,892)        11,498       (11,498)d       (150,892)
                                                     ---------      ---------     ---------        ---------
    Total stockholders' equity                          77,115         11,498        16,302          104,915
                                                     ---------      ---------     ---------        ---------
    Total liabilities and stockholders' equity       $  95,189      $  20,575     $  16,578        $ 132,342
                                                     =========      =========     =========        =========




  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 SCANSOFT, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                              PRO FORMA      PRO FORMA
                                                    SCANSOFT      SLT        ADJUSTMENTS      COMBINED
                                                    --------   --------      -----------     ---------

Revenue                                             $ 44,945   $ 34,173                       $ 79,118
Costs and expenses:
Cost of revenue                                        9,215      4,439                         13,654
Research and development                              10,016     28,440                         38,456
Selling, general and administrative                   19,759     32,742                         52,501
Amortization of goodwill and other
  intangible assets                                   20,500      1,734         $(200)e         22,034
                                                    --------   --------         -----         --------
  Total costs and expenses                            59,490     67,355          (200)         126,645
                                                    --------   --------         -----         --------
Loss from operations                                 (14,545)   (33,182)          200          (47,527)
Other (expense) income, net                             (126)        --          (236)f          (362)
                                                    --------   --------         -----         --------
Loss before income taxes                             (14,671)   (33,182)          (36)         (47,889)

Provision (benefit) for income taxes                    (162)                                     (162)
                                                    --------   --------         -----         --------
Net loss                                            $(14,509)  $(33,182)        $ (36)        $(47,727)
                                                    ========   ========         =====         ========
Pro forma net loss per common share:
Basic and diluted                                   $  (0.30)                                 $  (0.85)
                                                    ========                                  ========
Shares used in pro forma net loss
  per share calculation:
Basic and diluted                                     48,638                    7,400           56,038
                                                    ========                    =====         ========


  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 ScanSoft Inc.
                     Notes to Unaudited Pro Forma Combined
                              Financial Statements


1.   GENERAL

         The accompanying unaudited pro forma combined balance sheet reflects the acquisition of certain assets and the assumption of certain liabilities of the Speech and Language Technologies operations ("SLT") of Lernout & Hauspie Speech Products N.V. ("L&H"), discussed further in Note 2 as if the transaction occurred on September 30, 2001. The accompanying unaudited pro forma combined statement of operations for the nine months ended September 30, 2001 gives effect to the business acquisition discussed in Note 2 as if such acquisition had occurred on January 1, 2001.

2.   ACQUISITION

         On December 7, 2001, ScanSoft, Inc. ("ScanSoft") entered into an Asset Purchase Agreement (the "Purchase Agreement") to acquire certain assets and intellectual property and assume certain liabilities of L&H. The assets were purchased and liabilities assumed in a closed auction proceeding administered by the creditors' committee of L&H and certain of its subsidiaries which had previously filed for Chapter 11 bankruptcy in the United States Bankruptcy Court for the District of Delaware. The transaction was approved by United States bankruptcy court on December 11, 2001. The transaction was completed on December 12, 2001, and ScanSoft's results of operations include the activities related to the acquisition since that date.

         Pursuant to the Purchase Agreement, ScanSoft acquired patents, trademarks, trade names, products and customer contracts associated with certain of the speech and language technology assets of L&H. In addition, ScanSoft obtained rights to accounts receivable related to the customer contracts acquired and certain fixed assets. ScanSoft also hired 223 employees from L&H. ScanSoft paid $41.3 million in total consideration to the creditors as follows:
$10.0 million in cash, 7.4 million shares of ScanSoft's common stock valued at $27.8 million (based on the average of the closing share price of our stock 3 days before and after the proposed acquisition was announced), and a 9% promissory note in the principal amount of $3.5 million, to be repaid quarterly in installments of $0.1 million of principal and interest commencing on March 15, 2002, for a total of eleven (11) payments. All remaining principal and interest on the note is due and payable on December 15, 2004. ScanSoft incurred approximately $1.0 million of acquisition-related costs.

         On August 13, 2002, the U.S. Bankruptcy Court for the District of Delaware approved, without objection, ScanSoft's agreement with representatives of L&H Holdings USA. and Lernout & Hauspie Speech Products N.V. to repurchase shares of ScanSoft common stock worth $7.0 million at a share price equal to the average of the closing price for the 20 trading days beginning August 14, 2002, but no less than $4.79 per share. In addition, ScanSoft agreed to issue up to 300,000 shares of common stock to the holders of approximately six million shares remaining in the event that ScanSoft does not offer the remaining shares in a public offering by February 15, 2003, and 100,000 shares of common stock if ScanSoft has not registered the remaining shares by February 15, 2003.

3.   PRO FORMA ADJUSTMENTS

         The unaudited pro forma combined financial statements reflect several adjustments. The adjustments are based upon information and assumptions as of September 30, 2001, and therefore the actual adjustments will likely differ from the pro forma adjustments.

     Balance Sheet:

     (a) Adjustment to record the total purchase consideration and transaction costs totaling $42.3 million as follows: payment of cash of $10.0 million, accrual of transaction costs of $1.0 million, issuance of a note payable of $3.5 million, and issuance of 7.4 million shares of ScanSoft common stock with a value of $27.8 million.

                                 ScanSoft Inc.
                     Notes to Unaudited Pro Forma Combined
                              Financial Statements


     (b) The negative cash balance of $0.7 million at September 30, 2001 is a result of the date of presentation of the pro forma balance sheet which has been presented as of September 30, 2001. At December 12, 2001, the date of consummation of the acquisition, the $10.0 million of cash purchase consideration was paid in full from available operating cash balances.

     (c) Adjustments to remove the historical assets and liabilities of the Business at September 30, 2001 that were not included in the acquisition pursuant to the Asset Purchase Agreement. The excluded assets are comprised of $2.9 million of accounts receivable associated with assets and customer contracts, $0.1 million of prepaid expenses and other current assets and $3.9 million of property and equipment that were not acquired by ScanSoft. The excluded liabilities are comprised of $4.7 million of trade accounts payable and $2.7 million of accrued liabilities which were not assumed by ScanSoft.

     (d) Adjustment to record the allocation of the total purchase consideration to the fair value of the assets acquired and liabilities assumed and incurred directly in connection with the acquisition, determined as of September 30, 2001. The adjustment includes: (1) the elimination of net intangible assets of $8.4 million included in the historical statement of assets and liabilities, (2) the recording of the fair value of identifiable intangible assets of $21.0 million (including $17.9 million related to patents and core technology and $3.1 million related to trademarks and tradenames), (3) the recording of the excess of the purchase price over the fair value of the identifiable net assets acquired (goodwill) of $21.4 million, which is not being amortized in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, because the acquisition of the Business occurred after June 30, 2001, (4) the adjustment to record the fair value of liabilities assumed or incurred directly related to the acquisition of $3.1 million, and (5) the elimination of parent company investment of $11.5 million.

     Statement of Operations:

     (e) Adjustment to eliminate amortization expense included in the historical financial statements of the Business of $1.7 million and to record the amortization of the fair value of other intangible assets recorded in the acquisition as if the acquisition had occurred on January 1, 2001. In accordance with SFAS No. 142, no goodwill amortization is reflected for ScanSoft's goodwill resulting from the acquisition of the Business. Other intangible assets are amortized on the straight-line method over their estimated useful lives of ten years for patents and core technology and twelve years for trademarks and tradenames.

     (f) Adjustment to record additional interest expense related to the note payable issued in partial consideration for the acquisition described in (a) above as if the acquisition had occurred on January 1, 2001. The interest rate on the note is 9%. The outstanding principal balance is assumed to be the original principal balance of $3,500,000 based on the payment schedule included in the note agreement. The accompanying unaudited pro forma combined statement of operations does not assume any permitted prepayments of principal.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SCANSOFT, INC.


                                      /s/ RICHARD S. PALMER
                                      ------------------------------------------
                                      Richard S. Palmer, Senior Vice President &
                                      Chief Financial Officer (Principal
                                      Financial Officer)

                                      Date: September 13, 2002

                                  EXHIBIT INDEX


EXHIBIT
  NO.     DESCRIPTION
-------   ----------------------------------------------------------------------

  2.1* Asset Purchase Agreement (Lots 1-3), By and Among ScanSoft, Inc. and Lernout & Hauspie Speech Products N.V., L&H Holdings USA, Inc. and The other Sellers Named on Annex A Attached Hereto Dated as of December 7, 2001.

  23.1    Consent of PricewaterhouseCoopers LLP

          *  Previously filed